Nephros, Inc. 380 Lackawanna Place South Orange, NJ 07079 T: 201. 343. 5202 F: 201. 343. 5207 www.nephros.com

PRESS RELEASE

Nephros Appoints Alisa Lask to its Board of Directors

SOUTH ORANGE, NJ, February 11, 2018 – Nephros, Inc. (OTCQB: NEPH), a commercial stage medical device company that develops and sells high performance liquid purification ultrafilters, today announced the appointment of Alisa Lask to its Board of Directors. Additionally, Moshe Pinto has resigned from the Nephros Board of Directors to focus his activities on the Board of Directors of Specialty Renal Products, Inc., Nephros’ majority-owned subsidiary developing a second generation hemodiafiltration device.

“We are pleased to welcome Alisa to our board,” said Daron Evans, CEO of Nephros. “She possesses a depth of sales and marketing experience that will be invaluable as we continue to grow our commercial operations. Our strategic initiatives include increasing penetration into our current markets, launching our current products into new markets, and opportunistically considering product or company expansion, such as our recent acquisition of Biocon. Alisa will contribute valuable strategic and tactical guidance for these initiatives. We thank Moshe for his past service to the Nephros board and look forward to his continuing interaction on the SRP board.”

“I am excited to join Nephros at this robust time in its business cycle,” said Alisa Lask. “Nephros’ impressive momentum positions it well for sustained growth in its medical device markets as it expands into non-medical markets. These activities will require different, but overlapping, sales and marketing strategies, and I look forward to contributing as a board member as the Nephros management team drives the company to the next level.”

Ms. Lask is currently Vice President & General Manager at Galderma, a Nestle Skin Health company. She oversees the franchise of pharmaceutical, medical device injectable brands, and cosmeceutical skincare products. Previously, Mrs. Lask was Senior Director of Global Strategic Marketing at Allergan, Vice President, Global Strategic Marketing at Zimmer Biomet, and spent 10 years at Eli Lilly in a number of positions of increasing responsibility, with her final role as Director, Global Neuroscience. Ms. Lask received her M.B.A. from the University of Michigan in Marketing and her B.A. in Marketing and Finance from Miami University of Ohio.

About Nephros, Inc.

Nephros is a commercial stage medical device company that develops and sells high performance liquid purification filters, known as ultrafilters. Nephros ultrafilters are primarily used in hospitals and medical clinics for added protection in retaining bacteria (e.g., Legionella, Pseudomonas), viruses, and endotoxins from water, providing barriers that assist in improving infection control in showers, sinks, and ice machines. Additionally, Nephros ultrafilters are used by dialysis centers for assisting in the added removal of biological contaminants from the water and bicarbonate concentrate supplied to hemodialysis machines and the patients.

For more information about Nephros, please visit the company’s website at www.nephros.com.

Forward-Looking Statements

This release contains forward-looking statements that are subject to various risks and uncertainties. Such statements include statements regarding Nephros’s ability to increase penetration into its current markets, its ability to launch products into new markets, whether it will acquire new products or businesses, and other statements that are not historical facts, including statements which may be accompanied by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Actual results could differ materially from those described in these forward-looking statements due to certain factors, including uncertainty in clinical outcomes, potential delays in the regulatory approval process, changes in business, economic and competitive conditions, the availability of capital when needed, dependence on third party manufacturers and researchers, regulatory reforms, uncertainties in litigation or investigative proceedings, and the availability of financing. These and other risks and uncertainties are detailed in Nephros’s reports filed with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2017. Nephros does not undertake any responsibility to update the forward-looking statements in this release.

Contact:

Investor Relations Contact:

Andy Astor

COO/CFO, Nephros

andy@nephros.com

(201) 345-0824